UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2017

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 21, 2017, Live Ventures Incorporated (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1.	Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2018, in accordance with the voting results listed below.

	Votes
Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Jon Isaac	1,771,119	197	823,996
Tony Isaac	1,771,043	273	823,996
Richard D. Butler, Jr.	1,767,283	4,033	823,996
Dennis (De) Gao	1,770,662	654	823,996
Tyler Sickmeyer	1,770,749	567	823,996

2.	Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, in accordance with the voting results listed below.

Votes
For	Against	Abstain
2,570,004	11,580	13,728

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July ___, 2017

Live Ventures Incorporated

By: /s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

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